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EXHIBIT 23.1 - INDEPENDENT AUDITORS' CONSENT



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements No. 33-43952, No. 33-58584, No. 33-70666, No. 33-81902, No. 333-948 and No.
333-53577, all on Forms S-8 and No. 333-79763 on Form S-3 of ShopKo Stores, Inc. of our report dated March 15, 2000, appearing in this Annual Report on Form 10-K of ShopKo Stores, Inc. for the year (52 weeks) ended January 29, 2000.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
April 26, 2000




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